EXHIBIT 99.4
One Brand - Simplify, Focus & Execute Mike Woodhouse Chairman, President & CEO

It's About the Brand: Differentiation Clearly Defined with a Unique Selling Proposition at its Heart

It's About the Brand

It's About The Brand

It's About the Brand: Validation Awards & Research Oprah Winfrey Cracker Barrel excels in "providing an experience, not just a meal, and for remaining consistent to a business strategy that appropriately blends restaurant and retail." - Kanbay Research Institute, 2007 Raving Fans Drew Carey Emeril Lagasse Tom Lehman Chad Pennington Tiki Barber Aretha Franklin Merle Haggard Bo Diddley

It's About the Brand: Relevance Record-setting Opening Sales in New Stores in Fiscal 2007 Off-Interstate Huntsville, AL Lubbock, TX Sherman, TX On-Interstate Florida City, FL Market Penetration in Current Markets

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 August FY08 5/1/2006 6/1/2006 7/1/2006 8/1/2006 9/1/2006 10/1/2006 11/1/2006 12/1/2006 1/1/2007 2/7/2007 3/1/2007 4/1/2007 5/7/2007 6/1/2007 7/1/2007 Knapp-Track -0.002 0.008 -0.011 -0.036 -0.018 -0.015 -0.04 -0.023 -0.015 -0.044 -0.044 -0.05 -0.037 -0.018 -0.036 -0.036 -0.024 -0.0435 -0.041 -0.032 -0.02 -0.032 -0.016 -0.0195 CBOCS Traffic -0.042 -0.016 -0.033 -0.04 0.002 -0.007 -0.014 -0.011 0.011 -0.036 -0.047 -0.038 -0.027 0.026 0.007 -0.0046 -0.0177 0.0008 -0.025 -0.024 0.003 -0.024 -0.011 -0.003 North 45.9 46.9 45 43.9 FY 06 Relevance in a Difficult Environment FY 07 CBOCS Traffic Knapp-TrackTM Traffic 19 Restaurant Traffic Outperforms Knapp-Track(tm) Traffic

2006 2007 2008 2009 2010 2020 45 to 64 74 75 77 78 81 83.653 65 + 37.424 38.6 34.6 31.6 40.2 54.6 North 45.9 46.9 45 43.9 It's About the Brand: Guest Appeal Growth Projections for Over 45 Year Olds Demographics Favors our Customer Mix- A 28 Million Person increase by 2020 U.S. Census Bureau

It's About the Brand: Guest Appeal Multi-Generational Appeal

It's About the Brand: Guest Appeal Traveler Local 50-64 65+ Pct 0.4 0.6 0.36 0.22 Neighbors 60% Travelers 40% Our Mix of Travelers and Neighbors Source: 2006 Awareness & Usage Study conducted by Marketing Workshop and 2006 Guest Loyalty Program conducted by Service Management Group.

It's About the Brand Improve Operating Margin Improve Return on Invested Capital Premium Return from a Premium Brand

It's About the People Pleasing People is all about mutual respect. "The store employees interact with our guests... and the rest of us are the support group for them...if they're successful in providing our customers the proper experience, then we're successful as a by-product of their success." Dan Evins, Founder May 2000

It's About the People: Training and Retention Programs Management Training Inclusion and Diversity E-Training PAR System Rising Stars Outcomes Higher Skills Lower Turnover Satisfied Employees Consistent Guest Service Our Goal Improve the Guest Experience

It's About the People: Strong Executive Team Name Position Years at CBRL Years in Industry Mike Woodhouse Chairman, President & CEO 12 28 Doug Barber SVP, Restaurant Operations 4 28 Ed Greene SVP, Strategic Initiatives 2 29 Rob Harig SVP, Human Resources 7 30 Terry Maxwell SVP, Retail 27 27 Forrest Shoaf SVP, General Counsel 2 12 Simon Turner SVP, CMO 2 14* Larry White SVP, Finance & CFO 8 20 Diana Wynne SVP, Corporate Affairs 2 28 * Food & beverage marketing

Simplify, Focus & Execute Simplify Transform the Business Model Focus Disciplined Approach Execute Capitalize on Known Demand Grow Margins Improve New Unit Performance Effective Marketing

Simplify, Focus & Execute Stay True to Positioning-- Value and Uniqueness

Thank you. Mike Woodhouse Chairman, President & CEO